UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 11, 2020 (May 7, 2020)

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GOOD	Nasdaq Global Select Market
7.00% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODM	Nasdaq Global Select Market
6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODN	Nasdaq Global Select Market

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 7, 2020, Gladstone Commercial Corporation (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on and approved each of the proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 23, 2020.

Proposal 1: The election of two directors to hold office until the 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

	For	Withheld	Broker Non-Votes
Michela A. English	12,251,265	6,900,650	9,876,293
Anthony W. Parker	9,868,604	9,283,311	9,876,293

Proposal 2: To ratify the selection by the Audit Committee of the Company’s board of directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020.

For	Against	Abstain
28,500,838	461,429	65,941

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)

May 11, 2020	By:	/s/ Michael Sodo
(Michael Sodo, Chief Financial Officer)